Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Magellan Petroleum Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Antoine J. Lafargue, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge and belief that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 8, 2013	/s/ Antoine J. Lafargue
Antoine J. Lafargue, Chief Financial Officer and Treasurer
(as Principal Financial and Accounting Officer)